UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): January 3, 2007

WESTFIELD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	79-1627673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Elm Street

Westfield, MA 01085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2007, Westfield Financial, Inc. (the “Company”), the holding company for Westfield Bank, entered into a Loan Agreement (the “Agreement”) with the Employee Stock Ownership Plan Trust of Westfield Financial, Inc. (the “Trust”). Pursuant to the terms of the Agreement, the Company will lend funds to the Trust for the purpose of facilitating the Trust’s purchase of four percent (4%) of the shares of common stock being offered in connection with the second-step conversion of Westfield Mutual Holding Company. The offering closed on January 3, 2007, at which time the funds were made available under the Agreement and were utilized for the contemplated share purchases.

The terms of the Agreement provide for an annual interest rate of eight percent (8.0%) to be paid quarterly in arrears with annual repayments of principal over a thirty (30) year period with the payments to begin on December 31, 2007.

As collateral for the loan, the Trust will grant a first priority lien on and security interest in the Company’s common stock purchased with the loan funds.

A copy of the Agreement is attached hereto as Exhibit 10.11.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.11	Loan Agreement by and between the Employee Stock Ownership Plan Trust of Westfield Financial, Inc. and New Westfield Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

By:	/s/ Michael J. Janosco, Jr.
Michael J. Janosco, Jr. Chief Financial Officer and Treasurer

Date: January 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.11	Loan Agreement by and between the Employee Stock Ownership Plan Trust of Westfield Financial, Inc. and New Westfield Financial, Inc.